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                                                                 Exhibit 10.1.14


                             TERRA INDUSTRIES INC.

                           1997 STOCK INCENTIVE PLAN


1. Purpose of the Plan; Effect on Prior Plan

   (a) The purpose of this Stock Incentive Plan (the "Plan") is to aid Terra Industries Inc. and its Subsidiaries in securing and retaining Key Employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Corporation, to join or continue in the service of the Corporation and to increase their efforts for its welfare.

   (b) From and after stockholder approval of the Plan, no stock awards shall be granted under the Corporation's 1992 Stock Incentive Plan. All outstanding stock options and restricted stock awards previously granted under the Corporation's 1992 Stock Incentive Plan shall remain outstanding in accordance with the terms thereof.

2. Definitions

   As used in the Plan, the following words shall have the following meanings:

   (a) "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Units or Restricted Stock, or any combination of the foregoing.

   (b) "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 13 of the Plan to receive the amount, if any, of Awards of Performance Units or Restricted Stock payable under the Plan upon the death of a Key Employee.

   (c)  "Board of Directors" means the Board of Directors of the Corporation.

   (d)  "Committee" means the committee described in Section 4 of the Plan.

   (e) "Common Shares" means the Common Shares (without par value) of the Corporation.

   (f) "Corporation" means Terra Industries Inc. and its successors and assigns.

   (g) "Fair Market Value" means (except as provided in Section 8(d)), as of any date, the closing sales price of a Common Share on the New York Stock Exchange- Composite Transactions or, if there are no sales reported on the New York Stock Exchange - Composite Transactions for such date, such closing sales price for the next preceding date for which sales were reported.

   (h) "Incentive Stock Option" means an option to purchase Common Shares that is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code.

   (i) "Internal Revenue Code" means the Internal Revenue Code of 1986 as now in effect or as hereafter amended or modified from time to time.

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   (j)  "Key Employee" means any person, including officers and directors, in the regular full-time employment of the Corporation or a Subsidiary who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation and its Subsidiaries or otherwise to contribute substantially to the success of the Corporation and its Subsidiaries.

   (k) "Nonqualified Stock Option" means an option to purchase Common Shares that is intended not to qualify as an incentive stock option as defined in
Section 422 of the Internal Revenue Code.

   (l)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

   (m) "Performance Unit" means a performance unit awarded under Section 10 of the Plan.

   (n) "Restricted Stock" means one or more Common Shares awarded under Section 11 of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.

   (o) "Retirement" means becoming eligible to receive immediate retirement benefits under a retirement or pension plan of the Corporation or any Subsidiary.

   (p) "Right" means a stock appreciation right to elect to receive Common Shares with a Fair Market Value, at the time of any exercise of such stock appreciation right, equal to the amount by which the Fair Market Value of all shares subject to the Option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of the Option (or part thereof) or to receive from the Corporation, in lieu of such shares, the Fair Market Value thereof in cash, as provided in Sections 7 and 8.

   (q) "Subsidiary" means any corporation (other than Corporation) in an unbroken chain of corporations beginning with Corporation if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the voting stock in one of the other corporations in such chain.

   (r) "Total Disability" means the complete and permanent inability of a Key Employee to perform the Key Employee's duties under the terms of the Key Employee's employment with the Corporation or any Subsidiary, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3. Shares Subject to the Plan

   (a) The aggregate number of Common Shares that may be subject to Awards under the Plan shall not exceed 3,800,000 shares. Such shares shall be made available from authorized and unissued shares. If, for any reason, any Common Shares awarded or subject to purchase by exercising an Option under the Plan are not delivered or are reacquired by the Corporation, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Right or a Performance Unit, such Common Shares shall again become available for award under the Plan. For the purposes of determining the aggregate number of shares that are subject to Awards, Common Shares issuable upon settlement of a Performance Unit shall be valued at their Fair Market Value on the date of award. To the extent a Right granted in

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connection with an Option is exercised, the related Option shall, solely for the purposes of determining the total number of shares available for grant under this Plan, be deemed to have been exercised, and the Common Shares that otherwise would have been issued upon the exercise of such Option shall not thereafter be available for any further grants. In the event the Corporation makes an acquisition or is a party to a merger or consolidation and the Corporation assumes the options of the company acquired, merged or consolidated that are administered pursuant to this Plan, the assumed options shall not count as part of the total number of Common Shares that may be made subject to Awards under this Plan.

   (b) The maximum number of shares that may be granted in the form of Awards pursuant to any and all Awards granted in any fiscal year to a Key Employee shall be 500,000 shares (subject to adjustment in the same manner as provided in Section 15). The limitations set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162 (m) of the Internal Revenue Code.

4. Administration of the Plan

   (a) The Plan shall be administered by a Committee of directors of the Corporation appointed by the Board of Directors and consisting of at least two members of the Board of Directors.

   (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

   (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and to make and amend rules for carrying out the Plan, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board of Directors, final, conclusive and binding on all persons for all purposes.

   (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

   (e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate.

   (f) The Committee may adopt its own rules of procedure; and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee.

5. Grant of Awards and Award Agreements

   (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the

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amount or number of Common Shares or Performance Units subject to each Award;
and (iv) determine the terms and conditions of each Award.

   (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or otherwise provided by the Committee, including, but not limited to, provisions relating to change in control situations.

   (c) The Committee may impose such conditions as it deems advisable on the grant of an Award.

   (d) The Committee may, in its discretion, grant one or more new Options (and related Rights) to any Key Employee, having any such terms permitted under the Plan as the Committee may determine, on the condition that such Key Employee surrender to the Corporation for cancellation one or more Options (and related Rights) previously granted to such Key Employee, whether or not at a higher price.

6. Terms of Options

   The terms of each Option granted under the Plan shall be as determined from time to time by the Committee and shall be set forth in a form approved by the Committee, consistent however with the following:

   (a) The Option exercise price per share shall not be less than Fair Market Value at the time the Option is granted.

   (b) (i) Options may be granted for such lawful consideration as shall be determined by the Committee. Such consideration may, but need not, consist of a condition that, prior to exercise, the recipient of the Award remain in the employ of the Corporation or a Subsidiary for such period or periods after the date of grant of the Option as may be determined by the Committee. The Option shall be exercisable in whole or in part from time to time during the period beginning at the earlier of the date of grant or the completion of any required service period stated in the Option and ending at the expiration of ten years from the date of grant of an Incentive Stock Option and ten years and three months from the date of grant of a Nonqualified Stock Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to paragraph (d) of this Section 6.

   (ii) The aggregate Fair Market Value, determined at the time an Incentive Stock Option is granted, of the shares with respect to which Incentive Stock Options may be exercisable for the first time by a Key Employee in any calendar year under all plans of the Corporation and any parent corporation of the Corporation and any Subsidiary shall not exceed $100,000.

   (c) Payment in full of the Option exercise price shall be made upon exercise of each Option and may be made (i) in cash; (ii) by the delivery of or certification of ownership of Common Shares with a Fair Market Value equal to the Option exercise price, provided the Key Employee has held such shares for a period of at least six months; (iii) by a combination of cash and such shares that have been held by the Key Employee for a period of at least six months, the Fair Market Value of which, together with such cash, shall equal the exercise price; or (iv) for any other lawful consideration as determined by the Committee. The Committee may also permit the holders of Options, in

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accordance with such procedures as the Committee may in its sole discretion establish, to exercise Options and sell Common Shares thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and to use the proceeds from such sale as payment of the exercise price of such Options.

   (d) (i) If a Key Employee's employment with the Corporation and all Subsidiaries terminates other than by reason of the Key Employee's death, Total Disability or Retirement, the Key Employee's Option shall terminate and cease to be exercisable upon termination of employment, unless the Committee shall determine otherwise.

       (ii) If a Key Employee's employment with the Corporation and all Subsidiaries terminates by reason of death, the Key Employee's Option shall terminate and cease to be exercisable at the earlier of one year from the date of death, unless the Committee shall determine otherwise, or the expiration of the term stated in the Option Agreement.

       (iii) If a Key Employee's employment with the Corporation and all Subsidiaries terminates by reason of Total Disability or Retirement, the Key Employee's Option shall terminate and cease to be exercisable at the earlier of three years from date of Total Disability or Retirement, unless the Committee shall determine otherwise, or the expiration of the term stated in the Option Agreement.

7. Granting of Rights

   The Committee, at the time of grant of an Option, or at any time prior to the expiration of its term may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Key Employee who has been granted the Option, provided that at such time the grantee is a Key Employee.

8. Exercise of Options and Rights

   (a) The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice to the Corporate Secretary of the Corporation of such exercise in writing on a form approved by the Committee. A notice exercising a Right shall also specify the extent, if any, to which the Key Employee elects to receive Common Shares and the extent, if any, to which the Key Employee elects to receive cash, and shall be subject to the determination by the Committee as provided in Section 8(d). Any exercise shall be effective as of the date the Corporate Secretary of the Corporation receives the notice of exercise, and in the case of exercise of an Option, payment in full of the Option exercise price.

   (b) To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

   (c) Subject to Section 7, a Right shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable. In addition, a Right that relates to an Incentive Stock Option shall be exercisable only if and when there is a "positive spread" within the meaning of applicable Treasury Regulations.

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   (d)  The Committee shall have sole discretion to determine the form in which payment will be made following exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled (i) by payment in Common Shares with a Fair Market Value equal to the cash that would otherwise be paid; (ii) by payment in cash; or (iii) by payment in combination of such shares and cash.

9. Limitations and Conditions on Awards

   (a) No Award shall be granted under the Plan after March 31, 2002, but Awards theretofore granted may extend beyond that date. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on the exercisability or vesting of the Award.

   (b) An Award shall not be transferable by the Key Employee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Key Employee, an Option or Right shall only be exercisable by the Key Employee. Notwithstanding the foregoing, at the discretion of the Committee, a grant of an Award may permit the transfer of the Award by the Key Employee solely to members of the Key Employee's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

   (c) No person shall have any rights of a stockholder (i) as to shares under Option until, after proper exercise of the Option, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred or (ii) as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred.

10. Performance Units

   (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Units are to be made, (ii) determine the Performance Period (the "Performance Period") and Performance Objectives (the "Performance Objectives") applicable to such Awards, (iii) determine the form of settlement of a Performance Unit and (iv) generally determine the terms and conditions of each such Award. Each Performance Unit shall have a value of $100.

   (b) The Committee shall determine a Performance Period of not less than two nor more than five years. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

   (c) The Committee shall determine the Performance Objectives of Awards of Performance Units. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings, earnings per share, earnings growth, earnings per share growth, return on equity or share price appreciation. If during the course of a Performance Period there shall occur significant events that the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

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   (d)  At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Units that shall be paid to the Key Employee or member of the group of Key Employees if the applicable Performance Objectives are met in whole or in part.

   (e) If a Key Employee terminates service with the Corporation and all Subsidiaries during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Corporation, that Key Employee may, as determined by the Committee, be entitled to an Award of Performance Units at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of Performance Period during which the Key Employee was employed by the Corporation or any Subsidiary; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Units in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Key Employee terminates service with the Corporation and all Subsidiaries during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

   (f) Each Award of a Performance Unit shall be paid in whole Common Shares, or cash, or a combination of Common Shares and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period.

   (g) Common Shares issued in settlement of Performance Units shall be valued at their Fair Market Value on the last day of the Performance Period.

   (h) No Key Employee awarded a Performance Unit shall have any right as a stockholder with respect to any shares covered by the Award prior to the date such shares have been recorded on the Corporation's official stockholder records as having been issued or transferred to the Key Employee.

11. Restricted Stock

   (a) Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate. The Committee may, at its discretion, provide that the Restricted Stock shall be subject to Performance Objectives (as such term is defined in Section 10).

   (b) Except when the Committee determines otherwise pursuant to Section 11(d), if a Key Employee terminates employment with the Corporation and all Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Corporation.

   (c) Except as otherwise provided in this Section 11 or in the last sentence of Section 9(b), no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

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   (d)  In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Corporation, elect to waive any or all remaining restrictions or extend the restriction period on a basis consistent with the extension of Options contemplated in Section 6(d) with respect to such Key Employee's Restricted Stock.

   (e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Common Shares delivered under the Plan may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

   (f) Nothing in this Section 11 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other Common Shares that are similarly restricted.

   (g) Subject to Section 11(e) and Section 12, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the Common Shares. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

   (h) Except for the restrictions on Restricted Stock under this Section 11, each Key Employee who receives Common Shares in settlement of an Award of Restricted Stock shall have the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

12. Certificates for Awards of Stock

   (a) The Corporation shall not be required to issue or deliver any certificates for Common Shares prior to (i) the listing of such shares on any stock exchange on which the Common Shares may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

   (b) All certificates for Common Shares delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed and any applicable federal, state or local securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13. Beneficiary Designation

   (a) Each Key Employee may file with the Corporation a written designation of one or more persons as the Beneficiary or Beneficiaries who shall be entitled to receive the benefits of any Award payable under the Plan upon the Key Employee's death. Subject to the requirements of law, a Key Employee may from time to time revoke or change the Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling; provided, however, that no designation,

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or change or revocation thereof, shall be effective unless received by the
Corporation prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.


   (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with the law, the Key Employee's estate shall be entitled to receive the benefits of any Award payable under the Plan upon the Key Employee's death. If the Committee is in doubt as to the right of any person to receive such Award, the Corporation may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Corporation may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Corporation therefor.

14. Transfers and Leaves of Absence

   Solely for the purposes of the Plan: (a) a transfer of a Key Employee's employment without an intervening period from the Corporation to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation or a Subsidiary, as the case may be, during such leave of absence.

15. Stock Adjustments

   In the event of any merger, consolidation, stock or other non-cash dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization involving the Corporation, or any other similar corporate event, the number of shares set forth in Section 3 shall be proportionately and appropriately adjusted. In any such case, (i) the number and kind of shares that are subject to any Award (including any Option outstanding after termination of employment) and the Option exercise price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option exercise price to be paid therefor upon exercise of the Option, and (ii) the Committee may make such adjustments in the number and kind of Rights, Performance Units and Restricted Stock as it shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

16. Tax Benefit Rights and Withholding

   (a) The Committee may also from time to time and upon such terms and conditions as it may in its discretion determine, grant the holder of any Option under this Plan selected by the Committee the right ("tax benefit right") to receive from the Corporation or any of its wholly owned subsidiaries as a result of the exercise of any Option or Right (except an Incentive Stock Option or Right with respect thereto) granted pursuant to this Plan, an amount, in cash, equal to the then applicable maximum statutory federal income tax rate for corporations (subject to a maximum of 40%) multiplied by the amount of compensation, if any, realized by the holder for federal income tax purposes upon exercise. Such payment shall not be made except pursuant to the exercise of any Option or Right not earlier than six months after the date of grant of the related tax benefit right. The Committee may cancel or place a limit on the term or amount of any tax benefit right at any time and shall determine all other terms and provisions of any tax benefit right.

   (b) The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver Common Shares

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upon the exercise of any Option or Right, upon payment of a Performance Unit or upon delivery of Restricted Stock that the Key Employee pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Key Employee may elect, in accordance with any conditions set forth in such Award Agreement, to pay a portion or all of such withholding taxes in Common Shares.

17. Amendment and Termination

   (a) The Board of Directors may amend, suspend, or discontinue the Plan at any time; provided, however, that no amendment, suspension or discontinuance shall adversely affect any outstanding benefit and if any law, agreement or exchange on which Common Shares of the Corporation is traded requires stockholder approval for an amendment to become effective, no such amendment shall become effective unless approved by vote of the Corporation's stockholders.

   (b) The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Awards then in effect.

   (c) The Committee may, in its discretion, amend or modify the terms and conditions of outstanding Awards, including amending or modifying an Option to convert the Option from an Incentive Stock Option to a Nonqualified Stock Option or from a Nonqualified Stock Option to an Incentive Stock Option.

   (d) The Committee may not, without the consent of the Award recipient, modify such terms and conditions in a manner that would adversely affect the rights of such person, except to the extent, if any, provided in the Plan or in the Award.

18. Effective Date

   The Plan shall be effective as of February 20, 1997, subject to its approval by the stockholders of the Corporation. All Awards that have been or may be granted under the Plan prior to stockholder approval shall be conditioned upon, and may not vest or be exercisable until after, such stockholder approval.

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